CONSENT OF INDEPENDENT  REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial  Statements and Experts” and  “Financial   Highlights”  in  the  Prospectus/Proxy  Statement  and  to the incorporation by reference in this Registration Statement on Form N-14 of our report dated March 26, 2014 on the financial statements and financial highlights of Dreyfus Cash Management  (the “Fund”) included in the Fund’s annual report for the fiscal year ended January 31, 2014.

/s/ ERNST & YOUNG LLP

New York, New York
March 2, 2015